Exhibit 10.1

Ashlin Development Corporation

4400 North Federal Highway, Suite 210

Boca Raton, Florida 33431

March 3, 2005

Mr. James A. Brown

Chief Executive Officer

Ashlin Development Corporation

4400 North Federal Highway, Suite 210

Boca Raton, Florida 33431

Dear James:

1.

Issuance of Shares

In consideration of your continued services to Ashlin Development Corporation (the “Company”) and in recognition of the Company’s successful emergence from reorganization, the Board of Directors of the Company has authorized the issuance to you of an additional 320,000 shares of common stock of the Company (the “Shares”) on March 3, 2005 (the “Effective Date”).  The Shares will be issued to you upon your written acknowledgement to the provisions hereof in the space provided below.  The parties agree that the fair market value of the Shares is the closing price of the Shares on March 3, 2005 (the “Shares FMV”).

2.

Purchase Option

If at any time during the Initial Term of the Employment Agreement dated November 19, 2005, between you and the Company (the “Employment Agreement”) (i) you terminate your employment with the Company for any reason, except on account of the Company’s breach of this Agreement or of the Employment Agreement, in each case which breach the Company has failed to cure after reasonable notice, or (ii) your employment with the Company is terminated by the Company with Cause (as defined in the Employment Agreement and determined in accordance with Section 2.7 of the Employment Agreement), then the Company and/or its designee(s) shall have the option (the “Purchase Option”) to purchase, and you (or your assignee, or your executor or the administrator of your estate, in the event of your death, or your legal representative in the event of your incapacity (hereinafter, collectively with you, the “Grantor”)) shall sell to the Company and/or its assignee(s), all of the Shares held by the Grantor.

The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within thirty (30) days after the date of the termination of your employment (the “Exercise Notice”).

Mr. James A. Brown

March 3, 2005

The purchase price to be paid for the Shares purchased pursuant to the Purchase Option shall be the Shares FMV.  The purchase price shall be paid in cash.  The closing of such purchase shall take place at the Company’s principal executive offices within ten days after the delivery by the Company of the Exercise Notice.  At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s).  In the event that, notwithstanding the foregoing or the prohibitions contained in Section 3, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of, and paid to the holder of, all unpaid indebtedness for which such Shares are then pledged or encumbered.

3.

Prohibited Transfers.

Except as provided in Section 2, the Shares shall not be transferred or otherwise conveyed, assigned, or hypothecated during the Initial Term (as defined in the Employment Agreement).  Any purported transfer in violation of this Agreement, shall be void ab initio and of no force or effect.

4.

Other Restrictions on Transfer.

Subject to Section 3, the Shares shall not be transferred or otherwise conveyed, assigned, or hypothecated before satisfaction of the conditions specified in this Section 4 and Sections 5 and 6, which conditions are intended to ensure compliance with the provisions of the securities laws.  Any purported transfer in violation of this Agreement shall be void ab initio and of no force or effect.  Other than transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 promulgated under the Securities Act of 1933 otherwise permitted hereunder, you will cause any proposed transferee of any Shares or any interest therein held by him to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Agreement

5.

Restrictive Legends.

Each certificate representing Shares issued to you shall include legends (in addition to any other legends required by laws or other agreements to which you is bound) in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933; AS AMENDED, (II) RULE 144 PROMULGATED UNDER SUCH ACT, OR

Mr. James A. Brown

March 3, 2005

(III) ANY OTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.  THIS SECURITY IS SUBJECT TO AN OPTION TO REPURCHASE AND RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT DATED AS OF MARCH 3, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

6.

Notice of Proposed Transfers.

Prior to any transfer or attempted transfer of any Shares, the holder of such Shares shall (i) give written notice (a “Transfer Notice”) to the Company, of such holder’s intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and (ii) if requested by the Company, provide to the Company an opinion reasonably satisfactory to the Company, from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company), that the proposed transfer of such Shares may be effected without registration under the Securities Act.  After receipt of the Transfer Notice and opinion (if required), the Company shall, within five days thereafter, so notify the holder of such Shares and such holder shall thereupon be entitled to transfer such Shares in accordance with the terms of the Transfer Notice.  The holder of the Shares giving the Transfer Notice shall not be entitled to transfer such Shares until receipt of the notice from the Company, under this Section 6.

7.

Termination of Certain Restrictions.

Notwithstanding the foregoing provisions of this Agreement, the restrictions imposed by Section 4 upon the transferability of the Shares and the legend requirements of Section 5 shall terminate as to any Shares (i) as to any transfer effected pursuant to an effective registration statement under the Securities Act, when and so long as the transfer of such Shares is effectively registered under the Securities Act or (ii) when the Company shall be reasonably satisfied (including, if so requested by the Company, when it shall have received an opinion of counsel reasonably satisfactory to it) that such Shares may be transferred under the Securities Act and that such legend may be removed.  Whenever the restrictions imposed by Section 4 shall terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing Shares not bearing the restrictive legend set forth in Section 5.

The provisions of Sections 2 and 3 of this Agreement shall terminate upon a Change of Control (as defined in the Employment Agreement).

8.

Notices.

Any notice required or permitted to be given under this Agreement shall be in writing, and shall be given by hand-delivery  to the addressee or by deposit in the U.S. mail, postage prepaid, certified mail, return receipt requested, as follows:

Mr. James A. Brown

March 3, 2005

If to the Company, to:

Ashlin Development Corporation

c/o Greenberg Traurig, P.A.

777 South Flagler Drive, Suite 300 East

West Palm Beach, Florida 33401

Attention: Morris C. Brown, Esq.

Facsimile: 561-655-6222

If to you, to such address as the you may specify in writing to the Company;

or such other address as either party may specify by notice hereunder to the other.  Any notice sent in accordance with the foregoing provisions shall be deemed given on the date of receipt if personally delivered, or on the date three (3) days after being deposited in the mail, if mailed.

9.

Entire Agreement.

This Agreement incorporates the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations and other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.  No amendment, supplement, modification or waiver of this Agreement shall be binding upon a party hereto unless in writing and executed by such party.

10.

Governing Law.

The domestic internal laws of the State of Florida shall govern the validity, construction and effect of this Agreement, without regard to Florida’s conflicts of laws principles.

11.

Severability.

Each of the provisions of this Agreement shall be independent of all other provisions, and if any provision of this Agreement is declared void or invalid by any court or other governmental agency of competent jurisdiction, each other provision of this Agreement shall remain in full force and effect and shall be construed to the extent possible as consistent with all other valid provisions in order to carry out the intent of the parties hereto.

Mr. James A. Brown

March 3, 2005

12.

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Company and you.  If the Company shall, at any time, be merged with or consolidated into or with any other corporation or person or if all or substantially all of the assets of the Company are transferred to another corporation or person, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the corporation or person to which or to whom such assets shall be transferred, and this provision shall apply in the event of any subsequent mergers, consolidations or transfers of assets.

ASHLIN DEVELOPMENT CORPORATION

By:	/s/ TED AFLEN

Name:	TED AFLEN

Title:	Director

Acknowledged and agreed to this

3rd day of March, 2005:

/s/JAMES A. BROWN

James A. Brown